Exhibit 99.1

On April 6, 2005, Biopure Corporation’s President and CEO Zafiris G. Zafirelis delivered the following prepared remarks at the Annual Meeting of Shareholders:

Introduction

Before I begin, I’d like to thank our Chairman Dr. Sanders and the rest of the board of directors for their support during the past several months as we’ve redirected the company’s operating, clinical and regulatory strategies.

Biopure spent the first half of 2004 working on the U.S. Food and Drug Administration’s information requests and questions about Hemopure and our clinical trials. These requests arose from an FDA response letter to Biopure’s biologic license application for a proposed orthopedic surgery indication and from other communications such as the company’s meeting with the FDA in January 2004.

When I joined Biopure as chief executive in June 2004, we adopted a new strategy focused on developing Hemopure for potential indications in cardiovascular ischemia, including acute myocardial infarction, or heart attack. To help us direct this program, we assembled a medical advisory board of leading cardiovascular medical experts, who are listed on our website, and also engaged Dr. Martin Leon of the Cardiovascular Research Foundation and other experts as senior medical and clinical development advisors. We also reaffirmed our commitment to support the Naval Medical Research Center’s government-funded development of Hemopure for a potential trauma indication in the out-of-hospital setting where blood is not available. Congress appropriated to the Navy an additional $7 million in fiscal 2005 funding for this program.

The Navy is communicating directly with the FDA regarding its preparations to submit an investigational new drug application for the proposed trauma trial. At the same time, Biopure is addressing the FDA’s safety issues arising out of the orthopedic surgery BLA so that the company can sponsor additional clinical trials of Hemopure in the United States. The company began submitting information to the agency last fall, and completed and submitted the results of three animal studies requested by the FDA last year. We plan to submit further information to the FDA this spring. I’ll talk more about these activities in just a moment.

In Europe, patient enrollment was recently completed in the Phase 2 clinical trial assessing the safety and feasibility of Hemopure in coronary angioplasty patients. And in South Africa, the Johannesburg Hospital Trauma Unit is ready to resume patient enrollment in a Phase 2 trauma trial of Hemopure in the hospital setting. Also, in February we acquired control of Hemopure marketing and distribution in South Africa, where the product is approved for the treatment of surgical anemia.

Financial Position

One of my first tasks when I became Biopure’s CEO was to strengthen the company’s financial position. In June, we implemented cost-cutting measures and reduced the company’s workforce to 73 employees, which is about the same number we employ today. As a result, our cash burn decreased $11 million in the second half of fiscal 2004 compared to the same period in fiscal 2003 and decreased an additional $4.9 million in the first four months of fiscal 2005 compared to the same period in fiscal 2004.

In addition, between August and January we raised over $30 million in operating capital through the sale of Biopure stock and warrants. Although the three financings we completed during this period diluted previously issued shares of stock, the money we raised has maintained the company’s financial viability and is funding our ischemia development program. And for the first time in three years, the audit opinion in our annual report does not include a going concern modification. At the end of our first fiscal quarter on January 31st we had $25.3 million in cash on hand. We have announced that we expect to be funded by cash on hand through January 2006. This estimate will be reviewed in the coming weeks.

Nasdaq Listing

I know you’re all keenly interested in the status of Biopure’s listing on the Nasdaq National Market. To avoid delisting, we must regain compliance with Nasdaq’s minimum $1.00 bid price for 10 consecutive trading days by June 13th. Therefore, during the next two months we’ll monitor the company’s progress and the potential for regaining listing compliance, and during that time the Board will decide whether or not to effect a reverse split. We expect to make and disclose that decision by the end of May. If we are delisted from Nasdaq, we view the possibility of trading on the over-the-counter market maintained by the NASD Electronic Bulletin Board as an acceptable option, and we’ve been in touch with potential market makers in the event that we move to the Bulletin Board.

In light of the company’s low stock price, we’re preparing to launch new communications efforts focused on institutional investors who are interested in undervalued companies of Biopure’s size. My prepared comments today are being disclosed to the public, and over the next several months we are undertaking a number of activities to help raise awareness of our new corporate strategy and the potential of Hemopure in the treatment of ischemia and trauma. For example, we have committed to several investor group meetings and conferences over the next few months. And even though the research side of the investment banking world has undergone downsizing and change in the past few years, we’ve begun preliminary conversations with analysts in an effort to regain research coverage as we achieve milestones.

While communicating with Wall Street is obviously important, it is equally if not even more important that we increase awareness and informed discussion of Hemopure in appropriate scientific and industry forums. For example, in the April 2005 issue of the American Journal of Physiology — Heart and Circulatory Physiology, researchers at Louisiana State University published the results of an important preclinical animal study of Hemopure in an article entitled “A novel hemoglobin-based blood substitute protects against myocardial reperfusion injury.” Also, we hope that the European investigators for the Phase 2 coronary angioplasty trial will be able to present their preliminary study results in May at the late-breaking session of the EuroPCR conference in Paris, and also in June at the tenth International Symposium on Blood Substitutes in Providence, Rhode Island.

Ischemia Development Program

There are several reasons for our new focus on ischemia. As the leading cause of death in the industrialized world, cardiovascular disease represents a large, established therapeutic category. Further, an unmet medical need exists for a cardio-protective treatment that can help prevent or minimize myocardial injury associated with acute coronary syndromes. In addition, this area has been highly researched and recent clinical trials and existing treatments provide precedents for the study design and endpoints required to obtain approval of a cardiovascular indication. These treatments also command higher pricing and reimbursement than we believe can be achieved with an initial “blood substitute” indication for Hemopure. Moreover, we believe that the product’s molecular size, viscosity, perfusion and oxygen-carrying properties make it well suited for the potential treatment of ischemia.

Overall, our clinical development strategy is to conduct parallel pilot studies to assess the potential of several ischemia indications before committing significant funding for a pivotal Phase 3 study. We’re currently pursuing this development program in Europe and South Africa, and we continue to respond to issues raised by the FDA in an effort to secure an IND allowing us to initiate ischemia trials in the United States.

As I mentioned earlier, our internal team and consultants have been working hard on these issues. We have submitted various materials, including final reports for three completed animal studies, and we plan to submit further responses to the FDA this spring, including safety and risk-benefit analyses, the Phase 2 human clinical trial data from Europe, and additional preclinical data from animal models of coronary occlusion. While I cannot predict with certainty when we might file an IND application for ischemia, it is our hope that the information we intend to submit will enable us to clarify the critical path for our clinical development plan in the United States. In the meantime, we expect to move forward with our clinical program abroad.

In Europe, the Phase 2 clinical trial has completed patient enrollment, and the follow-up period will conclude at the end of April. This pilot study enrolled 46 patients with coronary artery disease, and was designed to assess the safety and feasibility of Hemopure when administered to these patients intravenously prior to undergoing elective coronary angioplasty. One of the differences in this trial versus others we have conducted to date is that Hemopure was administered at low doses strictly as an intended oxygen therapeutic, or oxygen-carrying drug, rather than as a replacement for red blood cells. We hope this clinical data will support our efforts to initiate an ischemia development program in the United States. We and the European investigators are discussing how best to continue this work to capture preliminary efficacy data and additional safety information to support subsequent Phase 2/3 trials in heart attack patients undergoing emergency angioplasty.

In the second arm of our ischemia program, we are developing a protocol for a potential Phase 2 clinical trial in Europe to assess the safety and efficacy of low doses of Hemopure administered pre-operatively to patients undergoing cardiopulmonary bypass surgery. As currently conceived, the objective of this pilot study would be to improve patient outcomes and to serve as the basis for a pivotal Phase 3 trial in this indication.

In the third arm of our ischemia program, we have submitted a Phase 2 clinical trial protocol to South Africa’s Medicines Control Council for review. This proposed study was largely designed by Dr. Kenneth Ouriel of the Cleveland Clinic and Dr. Lewis Levien of Milpark Hospital in Johannesburg to assess the safety and efficacy of low doses of Hemopure when administered perioperatively to improve wound healing in patients with peripheral vascular disease who are undergoing lower limb amputation.

Trauma Development Program

To date, Congress has appropriated $18.5 million to the Army and Navy for the development of Hemopure for trauma applications. Under a research agreement with Biopure, the Naval Medical Research Center is preparing to submit an IND application to conduct a Phase 2/3 trauma trial in the out-of-hospital setting. As part of this preparation, the Navy is conducting an FDA-requested preclinical animal study of the product in uncontrolled hemorrhage with traumatic brain injury. We understand that this preclinical study is scheduled to be completed this month, and that the IND application is currently undergoing review within the Department of Defense.

South Africa

In South Africa, we acquired control of the registration for Hemopure in early 2005, ending a long delay in our ability to market the product there for the treatment of acutely anemic surgery patients. The process of transferring the product registration from the former registration holder to our nominee is underway. While we expect to begin marketing the product this year, we do not anticipate significant revenues from this market. However, the information we are gaining about how doctors perceive and use the product should be extremely valuable in refining our planning for larger markets. Post-approval, over 300 patients in South Africa have been treated with Hemopure that we previously supplied without charge. Anecdotal evidence in these cases of the product’s ability to deliver oxygen to ischemic tissue has contributed to our current focus on cardiac ischemia and has led us to develop the limb ischemia study protocol I mentioned a few moments ago.

Despite Biopure’s recent challenges, the company’s products have tremendous potential. I believe that the changes we’ve made, including our new focus on ischemia, can build significant shareholder value as we achieve milestones that the investor community will recognize, such as those I’ve described to you this morning. Thank you for your attention.

Cautionary Statement Regarding Forward-Looking Information

Statements in this report that are not strictly historical are forward-looking statements. Actual results may differ materially from those set forth in these forward-looking statements due to risks and uncertainties regarding the company’s operations and business environment. These risks include, without limitation, uncertainties regarding the company’s ability to obtain regulatory approval to market Hemopure in the

United States or Europe or generate revenues, cash requirements, unexpected costs and expenses, possible delays and unforeseen costs related to clinical trials, our limited manufacturing capacity and capital resources, and our lack of commercial experience as a pharmaceutical company. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof. A full discussion of the company’s operations and financial condition, and specific factors that could cause the company’s actual performance to differ from current expectations, can be found in the company’s filings with the U.S. Securities and Exchange Commission, including the Form 10-Q filed on March 14, 2005, which can be accessed in the EDGAR database at the SEC Web site, http://www.sec.gov, or through the investor relations section of Biopure’s website, http://www.biopure.com.

The content of this report does not necessarily reflect the position or the policy of the U.S. Government, and no official endorsement should be inferred. The Navy-Biopure collaborative clinical development program for Hemopure in trauma is contingent upon funding.